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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Current Report on Form 8-K/A of Polycom, Inc. of our report dated February 21, 2001 (which contains an explanatory paragraph relating to PictureTel Corporation's ability to continue as a going concern as described in Note 1 to the financial statements) relating to the consolidated financial statements of PictureTel Corporation, which are incorporated by reference in such Current Report on Form 8-K/A.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
January 23, 2002

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS